Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-65581 and 002-82253 on Form S-3 and Registration Statements No. 333-60370, 333-60376, 333-60378, 333-60384, 333-38743, 333-38763, 333-28385, 333-28381, 333-77011,

333-143088 and 333-143089 on Form S-8 of our reports dated February 26, 2008 (which reports express an unqualified opinion and include an explanatory paragraph relating to Cincinnati Bell Inc. and its subsidiaries (the “Company”) adoption of Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, elected application effective January 1, 2006, FASB Statement No. 123(R), Share-Based Payment, effective January 1, 2006, FASB Statement No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R), effective December 31, 2006, and the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, effective January 1, 2007) relating to the financial statements and financial statement schedule of the Company and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

February 26, 2008